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                                                                       Exhibit 5

                 Letterhead of Squire, Sanders & Dempsey L.L.P.

                                 March 21, 2001

The Board of Directors
Cardinal Financial Corporation
10555 Main Street, Suite 500
Fairfax, VA 22030

Ladies and Gentlemen:

     This letter is in reference to the Registration Statement on Form SB-2, file number 333-82946 (the "Registration Statement"), filed by Cardinal Financial Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on February 15, 2002, for the registration under the Securities Act of 1933, as amended (the "Act"), of up to 5,750,000 shares of the Company's common stock, par value $1.00 per share ("Common Stock"), which shares are proposed to be offered to shareholders of the Company pursuant to a rights offering and to the public pursuant to an Underwriting Agreement filed as an exhibit to the Registration Statement (the "Offerings").

     We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

     The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

     Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned shares of Common Stock, when issued against payment therefor pursuant to the Offerings, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

     Our opinion is expressed as of the date that shares of Common Stock are issued pursuant to the Offerings against payment therefor, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectuses forming a part of the Registration Statement.

                                         Respectfully Submitted,

                                         Squire, Sanders & Dempsey L.L.P.